As filed with the Securities and Exchange Commission on August 20, 2007

Registration No. 333-123498

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNOVA HEALTHCARE GROUP, INC.

(Name of small business issuer in its charter)

Nevada	2834	91-1951171
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1400 North Providence Road, Suite 6010, Media, Pennsylvania 19063, (610) 565-7080

(Address and telephone number of principal executive offices and principal place of business)

Copies to:
Stephen E. King Chief Executive Officer 1400 N. Providence Road, Suite 6010 Media, Pennsylvania 19063 (610) 565-7080 (Name, address and telephone number of agent for service)	Alan L. Zeiger, Esquire Alan H. Lieblich, Esquire Jeffrey M. Taylor, Esquire Blank Rome LLP One Logan Square Philadelphia, Pennsylvania 19103-6998 (215) 569-5500

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Synova Healthcare Group, Inc. is hereby amending this Registration Statement to deregister shares of common stock that were registered pursuant to Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 (File No. 333-123498) and that remain unsold thereunder.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.☐

This Post-Effective Amendment No. 3 to the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

DEREGISTRATION OF SECURITIES

We registered an aggregate of 4,601,912 shares of common stock of Synova Healthcare Group, Inc. pursuant to Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 (File No. 333-123498), filed with the Securities and Exchange Commission on March 22, 2007 and declared effective by the SEC on April 6, 2007. The shares were registered to permit resales of such shares by certain selling stockholders named in Post-Effective Amendment No. 2. Our obligation to maintain the effectiveness of the Registration Statement for the unsold shares of common stock has expired.

This Post-Effective Amendment No. 3 to the Registration Statement on Form SB-2 is being filed to deregister those shares of common stock that were registered pursuant to Post-Effective Amendment No. 2 and that remain unsold thereunder. As a result of this deregistration, no shares of common stock will remain registered for resale pursuant to the Registration Statement as of the effectiveness of this Post-Effective Amendment No. 3.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned in the City of Media, Commonwealth of Pennsylvania, on August 17, 2007.

SYNOVA HEALTHCARE GROUP, INC.

By:	/s/ Stephen E. King
Stephen E. King
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 17, 2007.

SIGNATURE	TITLE

/s/ Stephen E. King Stephen E. King	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* David J. Harrison	President, Chief Operating Officer and Director

/s/ Robert L. Edwards Robert L. Edwards	Chief Financial Officer (Principal Financial and Accounting Officer)

* Ronald S. Spangler, Ph.D.	Chief Scientific Officer and Director

* Steven L. Edell, D.O.	Director

* Jeffrey N. Pelesh	Director

*By:	/s/ Stephen E. King
Stephen E. King
Attorney-in-Fact

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